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                                                                    Exhibit 10.3

                                  AMENDMENT TO
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Morgan Stanley & Co. Incorporated (the "Corporation") hereby amends the Morgan Stanley Supplemental Executive Retirement Plan, as amended (the "SERP"), as follows:

     1. Effective September 1, 2002, the SERP shall be amended by replacing all references to "Principals" with references to "Principals or Executive Directors."

     2. Effective September 1, 2002, the first paragraph of Section III of the SERP is amended to read as follows:

          "Each employee who holds or has previously held the title of Managing Director, Principal or Executive Director of the Firm shall become a participant in the Plan (a "Participant") upon the satisfaction of all of the following requirements while actively employed by the Firm: (1) completion of five years of Credited Service, which service need not have been rendered while a Managing Director, Principal or Executive Director of the Firm, (2) attainment of age 55, and (3) the sum of Credited Service and age expressed in years and fractions thereof (determined using the number of full months of age or Credited Service) at least equals 65 years. Notwithstanding the foregoing, only persons who have held the title of Managing Director, Principal or Executive Director of the Firm prior to September 1, 2002 shall be eligible to become a Participant in the Plan."

     3. Effective September 1, 2002, Section IV.B. shall be clarified by adding the following sentence to the end of the first paragraph thereof:

     "The amount of any reduction for other pension or retirement benefits shall be determined by including any interest of the Participant in such benefits that has been alienated or assigned, for example, pursuant to a qualified domestic relations order."

     IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed on its behalf as of the 27th day of August, 2002.

                                            MORGAN STANLEY & CO. INCORPORATED


                                            By:  /s/ Michael T. Cunningham
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